Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
WYNDHAM WORLDWIDE CORPORATION

* * * * *

Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware

* * * * *

Steve Meetre, being the Senior Vice President, Legal and Assistant Secretary of Wyndham Worldwide Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:          That the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of Delaware on May 10, 2012 be, and hereby is, amended by deleting Article FIRST in its entirety and substituting in lieu thereof a new Article FIRST to read as follows:

“FIRST: The name of the Corporation is Wyndham Destinations, Inc.”

SECOND:     That the foregoing amendment was approved by the Board of Directors of the Corporation pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 31st day of May, 2018.

WYNDHAM WORLDWIDE CORPORATION

By:	/s/ Steve Meetre
Name:	Steve Meetre
Title:	Senior Vice President, Legal and Assistant Secretary

[Signature Page to the Certificate of Amendment of the Restated Charter of Wyndham Worldwide Corporation]